EXHIBIT 5.5

To:	United States Securities and Exchange Commission

Re:	Encana Corporation ("Encana")
Registration Statement on Form F-10

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use of and references to our name and our reports and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Encana Corporation's petroleum and natural gas reserves and contingent resources, as of December 31, 2013, in the Registration Statement on Form F-10 (File No. 333-196927).

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ G. Lance Binder
G. Lance Binder, P.E.
Executive Vice President

Dallas, Texas
June 27, 2014